                                                                   EXHIBIT 10.15

                      S-100-TMC PRODUCT REFERRAL AGREEMENT
                 BETWEEN PACIFIC BELL, PACIFIC BELL INFORMATION
                          SERVICES AND SOLOPOINT, INC.

          This Agreement ("Agreement"), effective May 1, 1997 between SOLOPOINT, INC. ("SoloPoint"), a California corporation ("SoloPoint"), PACIFIC BELL ("Pacific"), a California corporation ("Pacific") and PACIFIC BELL INFORMATION SERVICES ("PBIS"), a California corporation ("PBIS").

                                   BACKGROUND

          WHEREAS, PBIS, a wholly owned subsidiary of Pacific Bell, offers a service called The Message Center service ("TMC");

          WHEREAS, PBIS wishes to make available to its customers, in conjunction with TMC a call screening device which enable a customer to listen to incoming calls and either answer the call or let the caller record the message as well as receive a visual message waiting indication; and

          WHEREAS, PBIS does not offer such customer premise equipment to its customers and SoloPoint sells such device known as S-100 ("S-100") at retail; and

          WHEREAS, Pacific owns PBIS and acts as PBIS' marketing and sales agent; and

          WHEREAS, PBIS and SoloPoint desire, subject to the license provisions set forth in this Agreement, to have SoloPoint co-brand the S-100 with both SoloPoint's and Pacific's name and. insignia ("S-100-TMC"); and

          WHEREAS, SoloPoint desires to enter into this Agreement to enable SoloPoint or its authorized agent to receive customer referrals from PBIS and Pacific, acting as PBIS' agent, and offer such S-100-TMC for sale directly to Pacific and/or PBIS' customers; and

          WHEREAS, PBIS has agreed that SoloPoint may, with PBIS' express written approval, use a third party to act as its authorized agent and receive such customer referrals; and

          WHEREAS, PBIS has agreed to grant SoloPoint certain rights to receive referrals from PBIS and Pacific, acting as PBIS' agent, in consideration for SoloPoint's agreement to offer certain S-100-TMC co-branded with both SoloPoint's and Pacific's name and insignia to customers referred by Pacific and/or PBIS; and

          WHEREAS, this Agreement sets forth the terms and conditions under which PBIS and Pacific will make such referrals to SoloPoint, or its agent, and SoloPoint will offer such S-100-TMC to customers referred by PBIS and Pacific.

          NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

          1.    Term.
                ----

          This Agreement shall be effective on May 1, 1997, and shall remain in force for an initial term of one year. Following the initial term, this Agreement shall remain in effect until terminated or canceled by either party, on 60 days prior written notice to the other setting forth the effective date of such termination or cancellation in accordance with Section 9 ("Termination and Cancellation").

          2.    PBIS' Obligations.
                -----------------

                (a) During the term of this Agreement, PBIS shall provide to SoloPoint:

                       (1) A description of any PBIS package insert material to be included with the S-100-TMC product; and

                       (2) Any special terms or conditions relating to manufacturer's warranties or exchange practices that SoloPoint might be expected to support.

                (b) PBIS and Pacific, acting as PBIS' agent, will inform PBIS' customers of the need for S-100-TMC to screen calls and record messages and of the fact that SoloPoint offers such S-100-TMC for sale and that SoloPoint accepts orders for such S-100-TMC when such orders are placed by telephone (including telecommunications devices for deaf or hearing impaired customers). PBIS or Pacific, acting as PBIS' agent, will request permission to refer PBIS' customers to SoloPoint, or its authorized agent, and, when the customer grants such permission, the customer's call will be forwarded to one of the Inbound WATS telephone numbers that SoloPoint, or its authorized agent, will maintain for such referrals, as provided in Section 3. Residence customers ordering TMC will not be transferred to any person or entity other than SoloPoint, or its authorized agent, for S-100-TMC related to TMC.

                (c) During the term of this Agreement, PBIS and Pacific, acting as PBIS' agent, will inform PBIS' customers of the need for three-way calling in conjunction with S-100-TMC for correct operation and will offer this service to those PBIS customers that do not already have this service prior to referring the customer to SoloPoint, or its authorized agent, for sale of S-100-TMC. Should three-way calling service be offered as both a measured and flat-rate service, PBIS and Pacific will inform PBIS' customers that the flat-rate service is more appropriate for S-100-TMC and offer this service prior to referring the PBIS customer to SoloPoint, or its authorized agent. Once ordered by the customer, Pacific will have the correct service in operation prior to the PBIS customer receiving S-100-TMC.

                (d) During the term of this Agreement, Pacific will provide SoloPoint, or its authorized agent, an Inbound WATS number for referral of calls from SoloPoint, or its authorized agent, for customers that have purchased S-100-TMC product but need either three-way calling or TMC services installed prior to receiving the S-100-TMC product. Once ordered by the customer, Pacific and PBIS will use all reasonable commercial efforts to have the correct service in operation prior to the PBIS customer receiving S-100-TMC.

                (e) During the term of this Agreement, PBIS and Pacific, acting as PBIS' agent, will market S-100-TMC to both Pacific and PBIS customers. Accordingly, Pacific will provide a marketing plan to SoloPoint outlining its plans to market the S-100-TMC which will include, subject to changes by Pacific
(1) the effective date (2) a description of the marketing program, including objectives, tasks, schedule, projected budgetary expenses and projected forecast. Such marketing plan will be incorporated into this Agreement as Exhibit D.

                (f) Certain information received by Pacific or PBIS in the course of performance under this Agreement may be confidential and subject to the Non-Disclosure Agreement signed by both companies and attached as Exhibit E which may include, but is not limited to, any future product plans, product pricing to PBIS and/or Pacific, product forecasts and any non-public financials. Accordingly, Pacific and/or PBIS will maintain all such information separately from its other information, and use such information solely for the purposes of performing its obligations under this Agreement.

          3.    SoloPoint's Obligations.
                -----------------------

                (a) During the term of this Agreement, either SoloPoint or with PBIS' express approval, SoloPoint's agent, will maintain and operate a retail sale and service center ("fulfillment center") for the purpose of selling S-100-TMC products to customers whose calls are referred by PBIS or Pacific, acting as PBIS' agent, and potentially for the purpose of satisfying the repair or replacement warranties applicable to such S-100-TMC products. SoloPoint, or its authorized agent, will maintain and operate the fulfillment center in accordance with the following standards:

                       (1) SoloPoint or its agents will maintain sufficient numbers of Inbound WATS lines to receive the volume of calls reasonably expected to be referred by PBIS or Pacific, acting as PBIS' agent, under this Agreement during the hours:

                Monday through Friday    8:00am to 8:00pm PST
                Saturday                 8:00am to 5:00pm PST
                Sunday and Holidays      CLOSED*

          The following have been identified as holidays: New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Upon mutual agreement of the parties, one or more of the foregoing holidays may be excluded from this list. In that event, business will be conducted by the parties in accordance with the above schedule or a schedule to be agreed upon by the parties.

          SoloPoint, or its agent, may also maintain such lines for the purpose of responding to customer requests for repair, or warranty support.

                (2) SoloPoint, or its agent, will employ sufficient numbers of sales representatives to respond to calls so referred to such Inbound WATS numbers by telephone or when equipment is available at SoloPoint or its authorized agent, telecommunications devices for the deaf or hearing impaired, with sufficient numbers of sales representatives to respond to the reasonably anticipated volumes of calls placed in the following languages: English.

                (3) SoloPoint will use all reasonable commercial efforts to manufacture sufficient quantities and maintain sufficient inventories of S-100-TMC to allow shipment to customers placing orders within one business day from the date the customer places an order with SoloPoint or its authorized agent and has passed any reasonable credit checks that SoloPoint and/or its authorized agent may require.

                (4) Sales representatives of SoloPoint, or its authorized agent, will conduct all calls, respond to inquiries and customer requests, and solicit customer orders in a thorough, courteous, and businesslike manner.

                (5) SoloPoint will provide warranty and exchange practices associated with S-100-TMC, and will use all reasonable commercial efforts to provide for the shipment of products repaired under warranty, or warranty replacement products within five business days from the date when SoloPoint, or its authorized agent, receives the S-100-TMC product to be repaired or replaced under warranty.

                (6) Whenever SoloPoint, or its agent, ships any product covered by this Agreement, including any repaired product or replacement product, SoloPoint, or its authorized agent, will include an Inbound WATS customer support telephone number with the shipment.

                (7) SoloPoint, or its authorized agent, will use all reasonable commercial efforts to maintain supplies of manufacturer's printed instructions or sales literature, separate from S-100-TMC product inventories, for provision to customers who call to request such information, and shall ship such information within five business days from the date of customer's request.

          The above points in this section are subject to change upon mutual agreement of the parties.

                (b) SoloPoint, or its authorized agent, will provide PBIS with such regular, periodic reports as PBIS reasonably requests, showing the number of S-100-TMC shipped, including, new units, repaired units, and units shipped as replacements, and showing the number shipped within the time limits required by this Agreement.

                (c) SoloPoint and/or its authorized agent, will instruct its sales representatives that their calls may be monitored, for purposes of assuring quality of customer services, and will direct its sales representatives to inform their customers that such calls may be monitored. SoloPoint, or its authorized agent, shall permit PBIS to monitor reasonable numbers, comprising statistically valid samples, of such calls, from time to time, for purposes of assuring compliance with the standard of this Agreement.

                (d) Certain information received by SoloPoint and/or its authorized agent from PBIS' customers in the course of performance under this Agreement may be confidential and subject to an expectation of privacy under the California Public Utilities Code or the Federal Telecommunications Act, including, but not limited to, any customer's billing telephone number, billing name, billing address, nonpublished telephone number of a customer, information concerning the fact that the customer has subscribed to TMC or other services, or other subscriber information protected by statute, order, rule, or regulation. Accordingly, SoloPoint and/or its authorized agent will maintain all such information separately from its other information, and use such information solely for the purposes of performing its obligations under this Agreement and its obligations to customers referred by PBIS or Pacific, acting as PBIS' agent, under this Agreement.

                (e) SoloPoint and/or its authorized agent will permit PBIS access to its premises and specific information pertaining to this Agreement, at reasonable times, on reasonable notice, solely for the purpose of auditing SoloPoint's performance of its obligations under this Agreement.

                (f) In the event that SoloPoint elects to enter into an agreement with a third party to act as its authorized agent, SoloPoint shall first obtain PBIS' written approval, not to be unreasonably withheld, and shall incorporate the terms and conditions set forth herein, which are applicable to such authorized agent, into such agreement, unless otherwise mutually agreed to by SoloPoint and Pacific. SoloPoint agrees to provide PBIS with a signed copy of the agreement within five business days of final signature.

          4.    NonExclusive Agreement and Conflicts of Interest.
                ------------------------------------------------

                (a) PBIS expressly retains the right to enter into product referral and marketing agreements with other parties. PBIS reserves the right to promote the sale of the S-100-TMC through retail distribution channels other than SoloPoint's.

                (b) SoloPoint expressly retains the right to enter into licensing and marketing agreements with other providers of messaging services offering service similar to TMC. Specifically, in the geographic areas that PBIS and/or Pacific actively market TMC at the time of signing of this

Agreement, SoloPoint will give 90 days prior written notice to Pacific of its intent to enter to a licensing and/or marketing agreement with another provider of messaging services similar to TMC.

          5.    License Rights.
                --------------

                (a) Subject to the terms of the Agreement, PBIS grants to SoloPoint a personal, nontransferable, nonexclusive license to reproduce and display the trademark "PACIFIC BELL" and insignia and the service mark "The Message Center" .(collectively "the Pacific Trademarks") as shown in Exhibit B, attached and made a part of this Agreement, on its S-100-TMC. The rights granted under this license shall run concurrently with the term of the Agreement.

                (b) Subject to the terms of the Agreement, SoloPoint grants to Pacific and PBIS a personal, nontransferable, nonexclusive and license to reproduce and display the trademark "SoloPoint" and insignia ("SoloPoint Trademarks") as shown in Exhibit C, attached and made a part of this Agreement, on marketing material associated with S-100-TMC. The rights granted under this license shall run concurrently with the term of the Agreement.

                (c) SoloPoint shall display the Pacific Trademarks only on or in connection with its S-100-TMC unless otherwise agreed to by Pacific. The license granted herein shall not extend to any, other item not identified in the Agreement. No ownership of, or other right, title or interest in the Pacific Bell Trademarks are conveyed by any license granted hereunder.

                (d) PBIS represents and warrants that (1) all rights in and title to the Pacific Trademarks belong to its parent company, Pacific Telesis Group and (2) PBIS has all the necessary rights and title to license such Pacific Trademarks to SoloPoint.

          6.    Use of Trademarks and Quality Control.
                -------------------------------------

                (a) Both parties shall use and display the other party's trademarks ("Trademarks") only in conformance with the basic graphic standards set forth by each party. PBIS's standard is attached and incorporated into this Agreement as Exhibit B: The Pacific Telesis Group document entitled "Four Basic Rules" and SoloPoint's standard is attached and incorporated into this Agreement as Exhibit C.

                (b) SoloPoint shall submit one sample of S-100-TMC, branded with the Pacific Trademarks, to PBIS for written approval prior to the sale of S-100-TMC.

                (c) Both parties shall be responsible for ensuring and monitoring that its employees, agents and subcontractors conform to the standards for use of the Trademarks set forth in Exhibits B and C as applicable.

                (d)    (1)   PBIS shall have the right, at reasonable times
and upon reasonable notice to SoloPoint, to inspect the manner in which SoloPoint uses the licensed Pacific Trademarks and the quality of the S-100-TMC on which the Pacific Trademarks are affixed. Such reasonable inspection may, at PBIS' option, be by personal visit to SoloPoint's premises or by written request for information or samples of S-100-TMC. SoloPoint agrees to cooperate with such inspections or request for information or samples.

                       (2) SoloPoint shall have the right, at reasonable times and upon reason able notice to Pacific and/or PBIS, to inspect the manner in which Pacific and/or PBIS uses the licensed Trademarks on their marketing material. Upon request of SoloPoint, Pacific will provide samples of information or marketing materials to SoloPoint for inspection. Pacific and/or PBIS agrees to cooperate with such request for information or samples.

                       (3) In the event that either party determines that the manner in which the other party uses its respective Trademarks is inconsistent with Exhibits B or C as applicable, or that the quality of any of the S-100-TMC on 'which the Trademarks are affixed is not consistent with maintaining the goodwill inherent in the Trademarks, then the initiating party shall so advise the other party in writing, and the other party shall immediately cease any such disapproved usage and shall make any necessary corrections to improve the quality of the applicable product or material on which the Trademarks are affixed to the other party's satisfaction.

                       (4) Within 30 days of written notice from the initiating party that a particular usage has been disapproved, or the quality of S-100-TMC or marketing material does not meet the initiating party's standards, the other party shall certify in writing to the initiating party that it has taken corrective action and/or has ceased the disapproved usage, and/or, taken action to correct any defect in the quality of the applicable S-100-TMC or marketing material.

                (e) Upon termination or cancellation of this Agreement, SoloPoint shall advise PBIS in writing within 30 days of such termination or cancellation, that it has removed the Pacific Trademarks from any existing S-100-TMC prior to selling or disposing of such S-100-TMC. PBIS and/or Pacific will bear the cost of converting the existing S-100-TMC units with the Pacific Trademarks to non-trademarked S-100-TMC and for reprinting any associated S-100-TMC product material bearing the Pacific Trademarks; provided, however, that the cost of converting such existing [****] shall not exceed [****] and the number of [****] units to be converted shall not exceed [****].

          7.    Trademark Obligations.
                ---------------------

          Neither party shall contest, or assist any third party in contesting, the other party's claim that they are the owner of the exclusive right, title and interest in all trademark and service mark interests embodied in or connected with each party's Trademarks. At the initiating party's request and expense, the other party shall render its full cooperation to the initiating party, for the purpose of

****Confidential treatment has been requested with respect to certain portions of this Exhibit. The omitted portions have been filed separately with the Securities and Exchange Commission.

protecting, asserting or defending the initiating party's right, title and interest in all trademarks and service marks embodied in or connected with the applicable Trademarks. Neither party shall take or cause any action to impair or infringe the other party's right, title and interest so claimed. Neither party shall in any manner represent that they have any right, title or trademark interest in connection with the use of the other party's Trademarks nor shall either party attempt to register the other party's Trademarks under the trademark or service mark laws and regulations of the United States or any State or Country. During the term of the Agreement, both parties shall use the respective Trademarks only for the benefit of the other party as provided in the Agreement. Neither party shall adopt or use any other trademark or service mark which is likely to be confusing with or similar to the other party's Trademarks.

          8.    Independent Contractor.
                ----------------------

                (a) Each party shall perform its obligations under this Agreement as an independent contractor, and neither party shall act as, or represent itself to be, an agent of the other with respect to any action to be performed under this Agreement. Each party shall be solely responsible for the management and supervision of its own employees, agents, and contractors. Each party will bear its own costs and expenses of preparing to perform and performing under this Agreement, including all direct and indirect costs of preparation and performance, unless specified in this Agreement. PBIS' estimates of the number of customer lines that it expects to serve with TMC are offered for planning purposes only, and do not represent binding commitments that PBIS will achieve such expectations or that any percentage of PBIS' customers will order SoloPoint's S-100-TMC even if such expectations are achieved. PBIS does not represent, warrant, or guarantee that SoloPoint will achieve any volume of sales with respect to any S-100-TMC that SoloPoint offers for sales as provided in this Agreement.

                (b) No provision of this Agreement, expressed or implied, shall be construed to create a legal partnership, joint venture or ether business entity among the parties hereto. Except as expressly stated herein, PBIS and SoloPoint shall be free to enter into any agreement with another party for similar products, services or marketing agreements. PBIS is not obligated to purchase anything from SoloPoint at any time except as specified in this Agreement.

          9.    Termination and Cancellation.
                ----------------------------

                (a) If either party is in material default of any of its obligations under this Agreement and no mutually agreed to corrective action is taken within 30 days after written notice is given by the party not in default and such default continues for 30 days after such written notice is given, such nondefaulting party may cancel this Agreement.

                (b) If any obligation undertaken by PBIS in connection with this Agreement, including any related obligation undertaken by PBIS in connection with a fulfillment center, becomes the subject of a violation of any restriction set forth in the Telecommunications Act of 1996 or any order, rule, decision, or regulation of the Federal Communications Commission, the United States Department of Justice, or the California Public Utilities Commission (collectively "Violation"), Pacific and/or PBIS may immediately suspend this Agreement and shall give SoloPoint written notice of such Violation. If such Violation is the result of Services provided by SoloPoint, SoloPoint shall have 30 days to take corrective action to eliminate such Violation. If no corrective action is taken within 30 days after written notice is given by PBIS and/or Pacific, PBIS may terminate this Agreement. Upon termination of this Agreement PBIS and/or Pacific will pay for the actual cost of converting all existing S-100-TMC inventory to non-PBIS specific S-100-TMC in saleable condition and the actual cost to reprint associated S-100-TMC literature to non-S-100-TMC specific literature; provided, however, that the cost to convert the [****] shall not exceed [****] and the number of [****] units to be converted shall not exceed [****].

                (c) After the initial term of the Agreement, either party may terminate this Agreement upon 60 days prior written notice to the other party setting forth the effective date of such termination. Should PBIS elect to terminate this Agreement, PBIS and/or Pacific will pay the actual cost of converting all existing S-100-TMC inventory and associated S-100-TMC literature to non-PBIS specific S-100-TMC as specified in (b) above.

          10.   Indemnification.
                ---------------

                (a) Each party will indemnify and hold the other harmless from and against any liability or loss arising from any claim of a third party arising out of each party's performance under this Agreement. Each party, as appropriate, will promptly inform the other of any such claim. Each party will defend or settle any such claim, proceeding, or suit against its respective parties and pay any costs, including attorney's fees, that may be incurred under this Section. Each party shall control its own defense and settlement of any such claim, proceeding, or suit, except that each party shall keep the other informed of the course of the settlement and defense. Each party shall cooperate with the other in the defense or settlement and shall afford the other an opportunity to appoint its own separate counsel, at its expense, to monitor its defense and settlement.

                (b) Each party's performance under this Agreement shall not be deemed to be the other party's performance, even if SoloPoint uses the identifier "Pacific Bell Information Services", "Pacific Bell" or another term including PBIS' or Pacific's name or PBIS and/or Pacific uses "SoloPoint" or other terms including "SmartScreen" when accepting calls under this Agreement.

                (c) SoloPoint agrees, at its own expense, to indemnify PBIS and Pacific and their customers from and to defend and at its option, to settle, any claim, suit or proceeding brought against PBIS, Pacific or their customers on the issue of infringement of any United States patent, copyright or trademark by the S-100-TMC sold hereunder or the use thereof; subject to the limitations hereinafter set forth. SoloPoint shall have sole control of any such action or settlement negotiations and SoloPoint agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against PBIS, Pacific or their customers on such issue in any such suit or

****Confidential treatment has been requested with respect to certain portions of this Exhibit. The omitted portions have been filed separately with the Securities and Exchange Commission.

proceeding defended by SoloPoint. PBIS and Pacific agree that PBIS and Pacific will promptly notify SoloPoint in writing, upon receipt of notice of, any such claim, suit or proceeding and SoloPoint will proceed as described herein, and, at SoloPoint's expense, PBIS and Pacific will give SoloPoint proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. SoloPoint will keep PBIS and Pacific fully informed as to the progress of such defense and/or settlement and agree to protect PBIS' and Pacific's interests in resolving any claim or suit or entering into any settlement regarding the S-100-TMC.

          If the S-100-TMC, or any part thereof, are, or in the opinion of SoloPoint may become, the subject of any claim, suit or proceeding for infringement of any United States patent, copyright or trademark, or if it is adjudicatively determined that the S-100-TMC, or any part thereof, infringe any United States patent, copyright or trademark, or if the sale or use of the S-100-TMC, or any part thereof is, as a result enjoined, then SoloPoint may, at its option and expense either: (i) procure for PBIS, Pacific and their customers the right under such patent, copyright or trademark to sell or use, as appropriate, the S-100-TMC or such part thereof or (ii) replace the S-100-TMC, or part thereof, with other suitable products or parts, or (iii) suitably modify the S-100-TMC, or part thereof, or (iv). if SoloPoint shall determine the foregoing is not commercially reasonable, refund the purchase price for the S-100-TMC to PBIS, Pacific or their customers, as appropriate, in exchange for the return of the S-100-TMC unit, and thereafter at the option of SoloPoint, cease sales of the S-100-TMC hereunder. SoloPoint shall not be liable for any costs or expenses incurred by PBIS or Pacific without its prior written authorization.

                (d) Limitation. Notwithstanding the provisions of Subsection 10(c) above, SoloPoint assumes no liability for (i) infringements covering completed equipment or any assembly, circuit, combination, method or process in which any of the S-100-TMC maybe used but not covering the S-100-TMC when used alone; (ii) trademark infringement involving any marking or branding not applied by SoloPoint or involving any marking or branding applied at the request of PBIS and Pacific; or (iii) infringements involving the modification or servicing of the S-100-TMC, or any part thereof, unless such modification or servicing was done by SoloPoint.

                (e)    Entire Liability.  The foregoing provisions of this
Section 10 state the entire liability and obligations of SoloPoint and the exclusive remedy of PBIS, Pacific and their customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the S-100-TMC or any part thereof.

          11.   Insurance.
                ---------

          SoloPoint and its authorized agent will maintain all insurance and bonds required by law, including, but not limited to, workers' compensation insurance as prescribed by the laws of each state in which S-100-TMC is provided or any warranty service is performed; employer's liability insurance with a minimum of $100,000 per person, $300,000 each occurrence, and Commercial General Liability insurance (including automobile liability insurance) with a combined limit of at least $1,000,000 per occurrence. SoloPoint and its authorized agent will furnish certificates of insurance to PBIS. The fulfillment of the insurance obligations hereunder shall not otherwise limit any obligation of SoloPoint or relieve SoloPoint of any obligation under this Agreement or in any way modify SoloPoint's obligation to indemnify PBIS.

          12.   No Waiver.
                ---------

          No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver or modification of such term, right, or condition.

          13.   Notices.
                -------

          Notices and other communications under this Agreement shall be transmitted via Fax or in writing by U.S. mail, postage prepaid, addressed to the parties as follows, and shall be presumed effective five days after the date of deposit in the mail.

          To PBIS:                PACIFIC BELL INFORMATION SERVICES
                                  3401 Crow Canyon Road
                                  Suite 100
                                  San Ramon, California 94583
                                  Attn: Jim LaFollette

          To Pacific Bell:        PACIFIC BELL
                                  2420 Camino Ramon, Rm. 340DD
                                  San Ramon, California 94583
                                  Attn:  Tim Stentiford

          To SoloPoint:           SOLOPOINT, INC.
                                  130-B Knowles Dr.
                                  Los Gatos, CA 95030
                                  Attn: President

          14.   Publicity.
                ---------

          Except as provided in this Agreement, neither PBIS and Pacific nor SoloPoint and its authorized agent shall use the other party's name, trademark, or service mark, or use symbols or expressions from which the other party's name or identity might reasonably be implied, in any advertisement, press release or other publication or publicity, until the party has first submitted such proposed use to the other party and obtained the other party's written approval, except as required by applicable securities or other laws. The requesting party or its agent may use such expressions after receiving such consent in the marketing, advertising, sale and/or rental of the S-100-TMC. Neither PBIS, its agent, SoloPoint, or its authorized agent, shall release, issue or publish a public statement or press release of any sort related to this Agreement, the license granted hereunder or the business relationship created hereby, without first providing the other parties a reasonable opportunity to review and comment upon such public statement or press release.

          15.   Choice of Law.
                -------------

          This Agreement shall be governed and construed in accordance with the laws of the State of California, as though executed and to be performed entirely within the Sate of California by two parties both domiciled there.

          16.   Dispute Resolution.
                ------------------

                (a) The parties will attempt in good faith to resolve any controversy or claim arising out of this Agreement promptly by negotiations between senior executives of the parties who have authority to settle the controversy and who do not have direct responsibility for administration of this Agreement.

                (b) The disputing party shall give the other party written notice of the dispute. Within 20 days after receipt of said notice, the receiving party shall submit to the other a written response. The notice and response shall include (i) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (ii) the name and title of the executive who will represent that party. If the receiving party has provided a written response, the disputing party may suspend its obligations under this Agreement and the provisions of Section 9(a) shall not apply until such dispute is resolved pursuant to this Section 16. The executives shall meet at a mutually acceptable time and place within 30 days of the date of the disputing party's notice and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the dispute.

                (c) If the matter has not been resolved within 60 days of the disputing party's notice, or if the party receiving said notice will not meet within 30 days, either party may initiate mediation of the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

                (d) If the matter has not been resolved pursuant to the aforesaid mediation procedure within 60 days of the initiation of such procedure, or if either party will not participate in a mediation, the controversy shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 through 16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be San Francisco, California. The arbitrator is not empowered to award damages in excess of actual damages, including punitive damages.

                (e) All deadlines specified in this Section 16 may be extended by mutual written agreement.

                (f) The procedures specified in this Section 16 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 16. Applicable statutes of limitation shall be tolled while the procedures specified in this Section 16 and pending. The parties will take such action, if any, rejected to effectuate the tolling.

          17.   Assignment.
                ----------

          Except as otherwise provided by law, neither party shall assign its rights or delegate its duties ("Assigns") under this Agreement, without the prior written consent of the other party, which will not be unreasonably withheld; provided, however that either party may assign its rights under this Agreement at any time upon written notice to the other party, to any present or future affiliate or subsidiary of the assigning party or in connection with a merger, consolidation or sale of substantially all the assets of such party. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, if any, of SoloPoint and PBIS. Except as indicated above regarding affiliates, the assigning party shall provide 30 days prior written notice to the non-assigning party of any permissible Assignment hereunder.

          18.   Survival.
                --------

          Provisions contained in this Agreement that by their sense and context are intended to survive completion of performance, termination or cancellation of this Agreement shall so survive.

          19.   Entire Agreement.
                ----------------

          This Agreement and any Attachments, including all exhibits and subordinate documents attached to or referenced in this Agreement, and all proposals, descriptions, drawings, and other literature published by either party in connection with or in contemplation of this Agreement shall constitute the entire Agreement between PBIS, Pacific and SoloPoint with respect to the subject matter.

                           (Signature Page Follows)

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.

SOLOPOINT, INC.                          PACIFIC BELL INFORMATION SERVICES

By:                                      By:
   -------------------------------          ----------------------------------

Print Name:                              Print Name:
           -----------------------                  --------------------------

Title:                                   Title:
      ----------------------------             -------------------------------

Date:                                    Date:
     -----------------------------            --------------------------------



PACIFIC BELL


By:
   -------------------------------

Print Name:
           -----------------------

Title:
      ----------------------------

Date:
     -----------------------------

                                   EXHIBIT A
                     DESCRIPTION OF PRODUCTS, SERVICES AND
                                    PRICES


     The following terms are subject to change upon mutual written agreement of both parties.

     1.     PRODUCT DESCRIPTION AND PRICES
            ------------------------------

            (a)     DESCRIPTION

     Product Model: S-100-TMC co-branded with SoloPoint and Pacific Bell/TMC logos

            Key Product Features:
            .       Ability to screen The Message Center voice mail utilizing
                    three way calling
            .       Ability to visually indicate a new message using either
                    stuttered dial tone detect or VMWI
            .       Ability to connect to callers leaving a message in The
                    Message Center
            .       Ability to connect a fax machine on the same line as TMC
            Product Color:  White
            Product  Shipping Contents:
            .       S-100-TMC unit (Pacific Bell branded)
            .       12 VAC Power Brick
            .       User's Guide (Pacific Bell branded)
            .       3' 4-Wire Phone Cord

            (b)     PRICING

     The price of the S-100-TMC to PBIS customers shall be comprised of the sum of three parts:

                    (1) Base Component. The "Base Component" of the S-100-TMC will be $69.95.

                    (2) Adjustable Component. The "Adjustable Component" will be based on the percentage of bad debt. for the S-100-TMC product. The adjustable component is equal to half of the bad debt percentage when the total bad debt percentage is [****] or the difference between the total bad debt percentage and [****] when the total bad debt percentage is greater than [****] times' the Base Component price ($69.95). An initial projected bad debt percentage of [****] will be used for the first year of this Agreement. Therefore, the Adjustable Component will be [****] per S-100-TMC unit, for the first year. Within 30 days from the yearly anniversary date of the

****Confidential treatment has been requested with respect to certain portions of this Exhibit. The omitted portions have been filed separately with the Securities and Exchange Commission.

                           Agreement, the prior year's bad debt percentage for S-100-TMC will be calculated based on actual PBIS and/or Pacific records. This percentage will be used to reconcile between the projected bad debt percentage ("PBDP") and the actual bad debt percentage ("ABDP"). If the ABDP is greater than the PBDP, then SoloPoint will invoice Pacific for the amount equal to the difference between ABDP and PBDP times the previous year's revenue. If the ABDP is less than the PBDP, then PBIS will invoice SoloPoint for the amount equal to the difference between PBDP and ABDP times the previous year's revenue. Payment is due from the receiving party within 30 days of the invoice date.

                    (3) Shipping and Handling. The shipping and handling charge for S-100-TMC is $5.95.

     Thus, the total price to PBIS or Pacific for the S-100-TMC is the sum of the above components. Assuming the Adjustable Component is [****].

     2.     PAYMENT TERMS.
            -------------

     Unless otherwise agreed to in writing by the parties hereto, the payment terms shall be the full invoiced amount within 30 days after the invoice date. Any invoiced amount not received within 30 days after the invoice date shall be subject to a service charge of one and one-half percent (1.5%) per month. Pacific and/or PBIS shall pay all of SoloPoint's costs and expenses (including reasonable attorney's fees) to enforce and preserve its rights under this Subsection 2.

     Pacific shall pay SoloPoint the Adjustable Component price of the S-100-TMC on a monthly basis Net 30 days from receipt of invoice from SoloPoint.

     3.     SHIPPING INTERVAL.
            -----------------

     SoloPoint will use all reasonable commercial efforts to manufacture sufficient quantities and maintain sufficient inventories of S-100-TMC to allow shipment to customers placing orders within one business day from the date the customer places an order with SoloPoint or its authorized agent and has passed any reasonable credit checks that SoloPoint and/or its authorized agent may require. Upon receipt of notification from PBIS of termination or cancellation of this Agreement, SoloPoint and its authorized agent will utilize its existing inventory to fill any outstanding customer orders. PBIS and SoloPoint will agree on the number of additional S-100-TMC units above the existing inventory that will be required to fill any outstanding orders. Such additional units will be covered under the terms and conditions of this Agreement.

****Confidential treatment has been requested with respect to certain portions of this Exhibit. The omitted portions have been filed separately with the Securities and Exchange Commission.

     4.     WARRANTIES, REPAIRS AND REPLACEMENTS.
            ------------------------------------

     SoloPoint will support the warranties and exchange practices as provided in the attached Appendix A, and will use all reasonable commercial efforts to provide for the shipment of products repaired under warranty, or warranty replacement products within five business days from the date when SoloPoint, or its authorized agent, receives the S-100-TMC to be repaired or replaced under warranty, providing that the customer is in good standing with SoloPoint, its authorized agent, PBIS and Pacific.

     5.     SPECIAL CONDITIONS.
            ------------------

            (a) SoloPoint, or its authorized agent, will use all reasonable commercial efforts to maintain supplies of manufacturer's printed instructions or sales literature, separate from S-100-TMC product inventories, for provision to customers who call to request such information, and shall ship such information within five business days from the date of customer's request.

            (b) SoloPoint expressly retains the right to enter into licensing and marketing agreements with other providers of messaging services offering service similar to TMC. Specifically, in the geographic areas that PBIS and/or Pacific actively market TMC at the time of signing of this Agreement, SoloPoint will give 90 days prior written notice to Pacific of its intent to enter into a licensing and/or marketing agreement with another provider of messaging services similar to TMC.

            (c) SoloPoint, and not its authorized agent, if any, assumes ownership of all S-100-TMC provided hereunder and all bad debts. PBIS and Pacific will make all reasonable attempt to collect bad debt, in accordance with its normal business practices, from S-100-TMC customers who elect to pay for the S-100-TMC in monthly installment payments on their Pacific bill.

            (d) SoloPoint will include any PBIS' package insert materials with the S-100-TMC product as reasonably requested by PBIS. Such materials will not increase the size or weight class of the S-100-TMC product to be shipped unless written approval by SoloPoint is given. PBIS will pay for any expenses associated with fulfilling this request.

            (e) SoloPoint may include other reasonable package insert material with the S-100-TMC product. SoloPoint will pay for any additional expenses associated with this material.

            (f) SoloPoint or its authorized agent, commits to maintain and operate a fulfillment center for the purpose of distributing the S-100-TMC product to customers whose calls are referred by PBIS or Pacific, acting as PBIS' agent.

     6.     REPORTS.
            -------

            (a) SoloPoint, or its authorized agent, will provide PBIS written results of customer input on products and service as requested by PBIS. These reports shall be generated upon PBIS' request and shall include, but not be limited to:

            .      Number of units shipped
            .      Daily/monthly model mix
            .      Calls per hour
            .      Calls per rep
            .      Calls per day
            .      Average talk time per rep
            .      Average hold time
            .      Call to order ratio
            .      Call activity by 1/4 hour
            .      Service levels
            .      Number of abandoned calls
            .      Number of rerouted calls

            (b) SoloPoint, or its authorized agent, will provide PBIS with individual information that will include, but not be limited to, the follow data elements:

            .      Customer telephone number
            .      Date S-100-TMC product purchased
            .      Customer name
            .      Customer address

Such information will be provided in an electronic format approved by PBIS.

     6.     PBIS FORECAST.
            -------------

            (a) SoloPoint and/or its agent will work with PBIS to monitor and update S-100-TMC forecasts on the 1st (or thereabouts) of each month.

            (b) SoloPoint will use all reasonable commercial efforts to manufacture sufficient quantities and maintain sufficient inventories of S-100-TMC to allow shipment to customers placing orders within one business day from the date the customer places an order with SoloPoint or its authorized agent and has passed any reasonable credit checks that SoloPoint and/or its authorized agent may require.

                                   EXHIBIT B

                             PACIFIC TELESIS GROUP

                              TRADEMARK GUIDELINES

                                   EXHIBIT C

                         SOLOPOINT TRADEMARK GUIDELINES

          GUIDELINES FOR USING SOLOPOINT'S CORPORATE AND PRODUCT NAMES


CORPORATE NAME

     The following statements apply to the corporate name when it appears in written form:

     SoloPoint, Inc. is the full corporate name. SoloPoint is acceptable.

CORPORATE LOGO

     The logo should appear only in the following scenarios:

     1.    COLOR:  SoloPoint logotype in PMS 424, company symbol in PMS 220.

     See Corporate Colors on next page.
         ----------------

     2.    Black & White:  SoloPoint  logotype and company symbol in black.

     3.    White on Black:  SoloPoint  logotype and company symbol in white.

TRADEMARKS

     The following trademarks of SoloPoint are shown with the products with which they are used:

     There are no SoloPoint trademarked products at this time.

     A trademark is an adjective that modifies a noun. Legally, a trademark should appear with the noun it modifies or be used in an adjectival sense and never used as a verb or noun. For example, "To SoloCall through your day" is incorrect. Incorrect use of the mark may dilute our claim to that mark. The first or most prominent use of the trademark MUST appear in the full form; i.e. trademark plus the noun it modifies. Because repetitious use of the full form is awkward, you may use the trademark without the noun in subsequent uses, BUT please use the full form as often as possible. If you do not use the full form, include a trademark disclaimer at the end of your document. See Boilerplate
                                                                -----------
Disclaimer Notices, Tradename Disclaimer on next page.
------------------

     SoloPoint is in process to obtain the following registered trademarks:

            SoloPoint(R)
            SoloPoint, Inc.(R)

     You are not required to use the (R) with the written form of SoloPoint and SoloPoint, Inc at this time. Use the /TM/ with the SoloPoint logo the first time it appears in a document as prescribed above.

BOILERPLATE DISCLAIMER NOTICES

SPECIFICATION DISCLAIMER
This disclaimer should appear as the first item in a paragraph of disclaimers at the end of the document:

            Specifications subject to change without notice.

TRADEMARK NOTICE DISCLAIMER
Here is the wording that should appear on documents (not including general correspondence) that are for the public:

                      (R) and           /TM/ are trademarks of SoloPoint, Inc.,
            ----------        ----------
Los Gatos, CA, U.S.A.

COPYRIGHT NOTICE DISCLAIMER

Copyright protection exists for "original works of authorship." These copyrightable works include (1) literary works, including computer software programs; (2) pictorial, graphic, and sculptural works; (3) motion pictures and other audiovisual works; (4) sound recordings; and (5) musical works, including any accompanying words.

Adding the following notice claims copyright:

(C)Copyright 19* , 19** SoloPoint, Inc. All rights reserved. Printed in U.S.A.
               --    --

*Date of first publication
 date(s) of revision(s)

USE OF SOLOPOINT, INC. TRADEMARKS BY OTHER COMPANIES
If another company uses any of the previously listed trademarks that company should include the following as a footnote in its documentation:

                      (R) and           /TM/ are trademarks of SoloPoint, Inc.,
            ----------        ----------
Los Gatos, CA, U.S.A.

CORPORATE COLORS
If you have something printed in the corporate colors, specify the following PMS colors. Your printer will understand these designations.

Color       Coated Paper      Uncoated Paper
-------------------------------------------------------
Burgundy    PMS 220c          PMS 220u
Grey        PMS 424c          PMS 424u

EXHIBIT D

[****]

                                      -1-

****Confidential treatment has been requested with respect to certain portions of this Exhibit. The omitted portions have been filed separately with the Securities and Exchange Commission.

[****]

****Confidential treatment has been requested with respect to certain portions of this Exhibit. The omitted portions have been filed separately with the Securities and Exchange Commission.

[****]
                                      -3-

****Confidential treatment has been requested with respect to certain portions of this Exhibit. The omitted portions have been filed separately with the Securities and Exchange Commission.

                      EXHIBIT E: NON-DISCLOSURE AGREEMENT
                       BETWEEN PBIS AND SOLOPOINT, INC.
                     AND PACIFIC BELL AND SOLOPOINT, INC.

                     CONFIDENTIAL NON-DISCLOSURE AGREEMENT


This agreement is made on August 21, 1996 between SoloPoint, Inc., a California corporation ("SoloPoint") and Pacific Bell Information Services ("PBIS").

          1.    Purpose.  Company and SoloPoint wish to explore a business
                -------
possibility under which each party may disclose its Confidential Information to the other party.

          2.    Definition.  "Confidential Information" means any information,
                ----------
technical data, or know-how, including, but not limited to that which relates to research, products, software, services, development, inventions, processes, designs, drawings, formulas, engineering, marketing, finances, financial models, and business plans, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, is confirmed promptly in writing as having been disclosed as confidential or proprietary. Confidential Information does not include information, technical data, or know-how (i) is in the possession of the receiving party at the time of disclosures shown by the receiving party's files and records immediately prior to the time of disclosure; or (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party, or (iii) is required by law to be disclosed by the receiving party; (iv) is independently developed by the receiving party without utilization of the Confidential Information.

          3.    Non-Disclosure of Confidential Information.  Each party agrees
                ------------------------------------------
not to use the Confidential Information disclosed to it by the other party for its own use or for any purpose except to carry out discussions concerning the completion of any business relationship between the two. Each party will not disclose the Confidential Information of the other party to third parties or to its employees except employees who are required to have the information in order to carry out the contemplated business. Each party will have employees to whom Confidential Information of the other party is disclosed sign a Non-Disclosure Agreement in content substantially similar to this agreement if such persons have not already signed such agreements obligating them to hold the Confidential Information in confidence. Each party agrees that it will take all reasonable steps to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party on order to prevent of unauthorized falling into the public domain or the possession of unauthorized persons. Each agrees to immediately notify the other party in writing of any misuse or misappropriation of such Confidential Information of the other party which may come to its attention.

          4.    Return of Information.  Upon request of the disclosing party,
                ---------------------
the receiving party agrees to promptly return all documents furnishes to it by the disclosing party, together with all copies thereof in its possession.

          5.    Term.  The term of this Agreement shall be five (5) years.
                ----

          6.    General Provisions.  This Agreement will be governed by the
                ------------------
laws of the State of California. This Agreement will be binding upon the successors of each party, and will be for the benefit of each party, its successors, and its assigns. Each party agrees that it would be difficult to measure the damage to such party from the breach of the other party's obligations hereunder, that injury to such party from any such breach would be impossible to calculate, and that monetary damages would therefor be an inadequate remedy; accordingly, each party agrees that the other party shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written above.

Company:

Pacific Bell Information Services          SoloPoint, Inc.


By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------

                     CONFIDENTIAL NON-DISCLOSURE AGREEMENT


This agreement is made on August 21, 1997 between SoloPoint, Inc., a California
corporation ("SoloPoint") and Pacific Bell ("        ").
                                             --------

          1.    Purpose.  Company and SoloPoint wish to explore a business
                -------
possibility under which each party may disclose its Confidential Information to the other party.

          2.    Definition.  "Confidential Information" means any information,
                ----------
technical data, or know-how, including, but not limited to that which relates to research, products, software, services, development, inventions, processes, designs, drawings, formulas, engineering, marketing, finances, financial models, and business plans, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, is confirmed promptly in writing as having been disclosed as confidential or proprietary. Confidential Information does not include information, technical data, or know-how (i) is in the possession of the receiving party at the time of disclosures shown by the receiving party's files and records immediately prior to the time of disclosure; or (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party, or (iii) is required by law to be disclosed by the receiving party; (iv) is independently developed by the receiving party without utilization of the Confidential Information.

          3.    Non-Disclosure of Confidential Information.  Each party agrees
                ------------------------------------------
not to use the Confidential Information disclosed to it by the other party for its own use or for any purpose except to carry out discussions concerning the completion of any business relationship between the two. Each party will not disclose the Confidential Information of the other party to third parties or to its employees except employees who are required to have the information in order to carry out the contemplated business. Each party will have employees to whom Confidential Information of the other party is disclosed sign a Non-Disclosure Agreement in content substantially similar to this agreement if such persons have not already signed such agreements obligating them to hold the Confidential Information in confidence. Each party agrees that it will take all reasonable steps to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party on order to prevent of unauthorized falling into the public domain or the possession of unauthorized persons. Each agrees to immediately notify the other party in writing of any misuse or misappropriation of such Confidential Information of the other party which may come to its attention.

          4.    Return of Information.  Upon request of the disclosing party,
                ---------------------
the receiving party agrees to promptly return all documents furnishes to it by the disclosing party, together with all copies thereof in its possession.

          5.    Term.  The term of this Agreement shall be five (5) years.
                ----

          6.    General Provisions.  This Agreement will be governed by the
                ------------------
laws of the State of California. This Agreement will be binding upon the successors of each party, and will be for the benefit of each party, its successors, and its assigns. Each party agrees that it would be difficult to measure the damage to such party from the breach of the other party's obligations hereunder, that injury to such party from any such breach would be impossible to calculate, and that monetary damages would therefor be an inadequate remedy; accordingly, each party agrees that the other party shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written above.


Company:

Pacific Bell                             SoloPoint, Inc.


By:                                      By:
   -------------------------------          -------------------------------

Title:                                   Title:
      ----------------------------             ----------------------------

                            APPENDIX A: WARRANTY AND
                       EXCHANGE GUIDELINES FOR S-100-TMC

                               LIMITED WARRANTY

SoloPoint, Inc., the original manufacturer, warrants this SmartScreen hardware product against defects in materials and workmanship for a period of one (1) year from the date of original retail purchase. Except as stated below, if you return a defective product to us, along with proof of purchase, within such one
(1) year period, we will, at our option, either repair or replace the product with a similar or better product, without charge, or if we cannot reasonably do so, we will refund your full purchase price. All replaced parts become our property. Replacement products and parts may be new or used.

Our warranty does not apply to damage; malfunctions or product failures caused by: (1) accident, misuse or abuse; (2) the repair or modification of our product by anyone other than us; (3) non-SoloPoint products attached to or used with our product; or (4) any other condition not arising under normal operating conditions. If the serial number on the product has been altered, removed or defaced, this warranty is void.

Warranty service is performed at our facilities in Los Gatos, California, or such other U.S. facility as we may designate. You must first obtain a return authorization number by contacting our Customer Service department. For information regarding warranty service, call us at 1-888-SLPT-HELP (757-8435). You are responsible for transportation charges to our facility.

THE WARRANTY AND REMEDIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED. SOLOPOINT DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. No SoloPoint dealer, agent or employee is authorized to make any modification, extension or alteration to this warranty. No written or oral information or advice given by SoloPoint or any dealer or distributor will create any warranty nor in any way increase the scope of this warranty. Any implied warranties are limited in duration to ninety (90) days.

These limitations on liability and types of damages apply regardless of the form of any lawsuit or claim you may bring, whether in tort, contract or otherwise.

Some states do not allow the exclusion or limitations of incidental or consequential damages or exclusion of implied warranties, so the above limitation or exclusions may not apply to you. This warranty gives you specific legal rights, and you may also have other rights that vary from state to state.

                        THIRTY-DAY MONEY-BACK GUARANTEE

SmartScreen comes with a thirty-day money-back guarantee. If, for any reason, you are not satisfied with the product, simply contact 1-888-SLPT-HELP (757-8435) within 30 days to return your unit.

                                   SOLOPOINT
            130 B KNOWLES AVE., LOS GATOS, CA 95030 (408) 364-8850
         "WE'LL GET YOU WORKING!" HOTLINE: 1-888-SLPT-HELP (757-8435)
                             SUPPORT@SOLOPOINT.COM
                               WWW.SOLOPOINT.COM